UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

Manitowoc Foodservice, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37548	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2277 Welbilt Boulevard
New Port Richey, FL 34655
(Address of principal executive offices including zip code)

(727) 375-7010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 13, 2016, the Board of Directors of Manitowoc Foodservice, Inc. (the “Company”) named Haresh Shah as Vice President Controller and Chief Accounting Officer. In Mr. Shah’s role as Chief Accounting Officer, he succeeds and will report to John O. Stewart, who continues as the Company’s Senior Vice President and Chief Financial Officer.

Mr. Shah, age 47, served as Vice President, Corporate Controller of Syniverse Technologies, LLC, a mobile communication services leader in mobile interoperability, mobile communications and mobile expertise, from 2012 until May 2016. He previously served in financial leadership roles at Amkor Technology, Inc., a leading provider of outsourced semiconductor packaging and test services, including Vice President, International Finance from 2010 until 2012, Vice President, Finance and Corporate Controller from 2009 until 2010, and Vice President, Finance and Chief Financial Officer, Amkor Technology Philippines from 2008 until 2009. Prior thereto, he held positions with increasing responsibility at Alcatel-Lucent, a provider of internet protocol (IP) and cloud networking and ultra-broadband access, from 2000 until 2008, including serving as Controller, Asia Pacific and China - Convergence Business Group from 2006 until 2008, and as Chief Financial Officer, Lucent India from 2004 until 2006. Mr. Shah earned a B.B.A. degree in accountancy from Baruch College and is a Certified Public Accountant.

Mr. Shah will receive an annual base salary of $280,000, and he will be eligible to participate in the Company’s 2016 Omnibus Incentive Plan (the “2016 Plan”), which offers participants the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock and receive other incentive compensation. Mr. Shah’s target annual incentive award will be 50% of his base salary (any award earned based on fiscal 2016 performance will be pro-rated based on Mr. Shah’s start date). In connection with the commencement of his employment with the Company, he will receive a grant of stock options with a value of $109,000. The stock options will vest in four equal annual installments on the anniversary of the grant date, assuming continued employment. Mr. Shah will also be eligible to receive a signing bonus of $50,000 upon the completion of 90 days of continuous service with the Company; however, if he voluntarily terminates his employment with the Company within two years of his start date, he will be required to pay back the bonus.

Mr. Shah will be eligible to participate in the Company’s 401(k) Retirement Plan and its Deferred Compensation Plan. He will also be eligible to receive health, dental and life insurance under the Company’s plans, and he will be provided with other benefits customarily offered to the Company’s executive officers.

If the Company terminates Mr. Shah without cause prior to the fifth anniversary of his start date, he will receive severance payments equal to 12 months of his then-current base salary (paid at the same time as normal payroll payments would have been made to him). These payments would end and be subject to offset if Mr. Shah violates any post-employment restrictive covenant(s).

Notwithstanding any term or provision in any other agreement, Mr. Shah will be an employee at will.

Mr. Shah does not have any direct or indirect material interest in any transaction involving the Company requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MANITOWOC FOODSERVICE, INC.
(Registrant)

DATE: June 13, 2016	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary